Exhiit 5.01 and 23.04



                        December 13, 1996


Entergy Gulf States, Inc.
350 Pine Street
Beaumont, Texas  77701

Ladies and Gentlemen:

      I refer to the joint Registration Statement on Form S-2 of Entergy Gulf States, Inc. (the "Company") and Entergy Gulf States Capital I (the "Trust"), including the exhibits thereto (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) Preferred Securities (the "Preferred Securities") of the Trust in an aggregate liquidation preference of $85,000,000 to be offered in an underwritten public offering; (ii) Junior Subordinated Debentures (the "Debentures") of the Company to be issued pursuant to the terms of the Indenture from the Company to The Bank of New York, as trustee (the "Indenture"), to be issued and sold by the Company to the Trust; and (iii) Guarantee of the Company with respect to the Preferred Securities (the "Guarantee") to be issued pursuant to the terms of guarantee agreement between the Company and The Bank of New York, as trustee (the "Guarantee Agreement").

      I am of the opinion that the Company is a corporation duly organized and validly existing under the laws of the State of Texas and is duly authorized to conduct business as a foreign corporation in the State of Louisiana.

      I am of the opinion that all action necessary to make valid and legal the proposed issuance and sale of the Debentures and the Guarantee of the Company will have been taken when:

     (a) the Registration Statement, as it may be amended, shall have become effective in accordance with the applicable provisions of the Securities Act, and the Indenture and the Guarantee Agreement shall have been qualified under the Trust Indenture Act of 1939, as amended;

     (b) an appropriate order or orders shall have been issued by the Commission under the Public Utility Holding Company Act of 1935, as amended, with respect to the related Application-Declaration on Form U-1 (File No. 70-8721), as amended and as it may be further amended, authorizing the issuance and sale of the Debentures and the issuance of the Guarantee;

     (c) all appropriate action shall have been taken by the Board of Directors of the Company for the purpose of authorizing the issuance and sale of the Debentures and the Guarantee;

     (d) the proposed Indenture and the Guarantee Agreement shall have been duly executed and delivered;

     (e) the specific terms of the Debentures and the Guarantee shall have been determined by supplemental indenture, board resolution or officer's certificate; and

     (f) the Debentures and the Guarantee shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

      I am further of the opinion that when the foregoing steps have been taken, the Debentures and the Guarantee will be legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, in each case, except as limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights and general equitable principles. This opinion does not pass upon the matter of compliance with "blue sky" laws or similar laws relating to the sale or distribution of the Debentures and Guarantee by the underwriters.

      I am a member of the bar of the States of Texas and Louisiana and the Commonwealth of Virginia and do not hold myself out as an expert on the laws of any other state. However, I have only examined the laws of the States of Texas and Louisiana for purposes of rendering this opinion. As to all matters of New York law, I have relied upon an opinion of even date addressed to you by Reid & Priest LLP, special counsel to the Company. I consent to the reliance of Reid & Priest LLP upon this opinion insofar as it relates to matters of Texas law.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement, as it may be amended from time to time, and consent to such references to me as may be made in such Registration Statement and in the Prospectus constituting a part thereof.

                                        Very truly yours,

                                        /s/ Laurence M. Hamric

                                        Laurence M. Hamric
                                        General Attorney -
                                        Corporate and Securities